EXHIBIT 99.1

Simtrol Updates Shareholders on Mid-Year Progress and Market Strategy

NORCROSS, GA - June 13, 2007 - (Business Wire) Simtrol, Inc. (OTCBB: SMRL), a leading provider of software solutions for device-rich environments, announced today that and shareholder letter summarizing recent events and a market outlook has been sent to the Company’s shareholders and posted on the Company’s website.

Rick Egan, Simtrol President and Chief Executive Officer, stated, “We feel strongly about making our shareholders aware of our progress during the first half of 2007. We have a solid foundation of industry partners, senior executives, and capital as well as an exciting product roadmap to bring value to our shareholders.”

Simtrol’s software can control, monitor, diagnose and schedule the activities of thousands of disparate devices like cameras, audio processors, plasma displays, videoconferencing microphones, video switchers, sensors and imaging equipment across hundred of locations.

The letter explains Simtrol’s initial focus on targeting the rapidly expanding Healthcare and Government markets because of the urgent need for efficiently controlling and monitoring disparate devices in device-rich environments such as operating rooms and courts. The Company estimates the revenue potential for the Healthcare market at approximately $200-300 million and the revenue potential for the Company’s Curiax ArraignerTM digital arraignment software in the Government Market at approximately $500 million.

In addition, the letter details the unique features of Simtrol’s software products, recap of the key additions to the senior management team during the year, the equity financing during March 2007, and new marketing partnerships. Also noted was the launch of a new website that provides more detail about the company, its market focus, and products.

About Simtrol, Inc.

Simtrol develops scalable software solutions that cost-effectively manage disparate devices in courtrooms, operating rooms, and boardrooms to achieve dramatically improved efficiency. Simtrol’s solutions are sold directly and through professional system integrators, value-added resellers (VARs) and other distributors who are supported by the Company’s sales and technical support staff. For more information about Simtrol, please visit www.simtrol.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy; (iv) the Company’s new or future product offerings. The words “may,” “would,” “could,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are liquidity and other capital resources issues, fluctuations in its quarterly results, competition and the other factors discussed in detail in the Company’s filings with the Securities and Exchange Commission.

Curiax Arraigner is a trademark of Simtrol, Inc. All other brands, logos, products or company names are the copyrights and/or trademarks of their respective holders.